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                                                                   EXHIBIT 23(a)



                        CONSENT OF ARTHUR ANDERSEN LLP
                             INDEPENDENT AUDITORS
                           ________________________


    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) and related Prospectus pertaining to the Barrett Resources Corporation 1990 Stock Option Plan, the Barrett Resources Corporation 1994 Stock Option Plan, the Barrett Resources Corporation 1997 Stock Option Plan, the Barrett Resources Corporation 1999 Stock Option Plan, and the Barrett Resources Corporation Non-Discretionary Stock Option Plan and to the incorporation by reference therein of our report dated February 26, 1999 with respect to the consolidated financial statements of Barrett Resources Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

/s/ ARTHUR ANDERSEN LLP



Denver, Colorado
June 2, 1999